EXHIBIT 10.5

AMENDMENT

TO THE

ST. JUDE MEDICAL, INC.

2006 STOCK PLAN

WHEREAS, St. Jude Medical, Inc., a Minnesota corporation (the “Company”), has heretofore adopted and maintains the “St. Jude Medical, Inc. 2006 Stock Plan” (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has retained the power to amend the Plan; and

WHEREAS, the Board has authorized the amendment of the Plan to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, pursuant to the power of amendment contained in Section 9(a) of the Plan, the Plan is hereby amended, effective as of October 23, 2008, as follows:

1. Section 1(n) of the Plan is hereby amended by adding “and in accordance with Section 409A of the Code” at the end thereof.

2. Section 2(a) of the Plan is hereby amended by deleting the reference to “or Parent Corporation” in clause (i) thereof.

3. Section 4 of the Plan is hereby amended by deleting the reference to “Parent Corporation or” where it first appears therein.

4. Section 7(c) of the Plan is hereby amended by adding the following at the end of the last sentence thereof:

“; provided that the timing of any deferred payments shall be determined at the time of grant, except to the extent otherwise permitted under Section 409A of the Code.”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent on this 23rd day of October, 2008.

ST. JUDE MEDICAL, INC.

By	/s/ Pamela S. Krop